Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander J. Lurie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SVMK Inc. for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on 10-K fairly presents, in all material respects, the financial condition and results of operations of SVMK Inc.

Date: February 18, 2021	By:	/s/ Alexander J. Lurie
Alexander J. Lurie Chief Executive Officer and Director (Principal Executive Officer)

I, Deborah L. Clifford, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SVMK Inc. for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on 10-K fairly presents, in all material respects, the financial condition and results of operations of SVMK Inc.

Date: February 18, 2021	By:	/s/ Deborah L. Clifford
Deborah L. Clifford
Chief Financial Officer (Principal Financial Officer)